Exhibit 3.17

Articles of Organization

LLC-1 File # 200711110160

State of California
Secretary of State

LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION

A $70.00 filing fee must accompany this form.

IMPORTANT – Read instructions before completing this form.

FILED
In the office of the Secretary of State of the State of California

APR 19 2007

This Space For Filing Use Only

ENTITY NAME (End the name with the words "Limited Liability Company," or the abbreviations "LLC" or "L.L.C." The words "Limited" and "Company" may be abbreviated to "Ltd." and "Co.," respectively.)

1. NAME OF LIMITED LIABILITY COMPANY

Kennedy Wilson Auction Group LLC

PURPOSE (The following statement is required by statute and should not be altered.)

2. THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

INITIAL AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both items 3 and 4 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and item 3 must be completed (leave item 4 blank).)

3. NAME OF INITIAL AGENT FOR SERVICE OF PROCESS

Kent Y. Mouton

4. IF AN INDIVIDUAL, ADDRESS OF INITIAL AGENT FOR SERVICE OF PROCESS IN CALIFORNIA

ADDRESS	CITY	STATE	ZIP CODE
15303 Ventura Blvd, Suite 1400	Sherman Oaks	CA	91403

MANAGEMENT (Check only one)

5. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY:

- [✓] ONE MANAGER
- [ ] MORE THAN ONE MANAGER
- [ ] ALL LIMITED LIABILITY COMPANY MEMBER(S)

ADDITIONAL INFORMATION

6. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

EXECUTION

7. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

April 19, 2007
DATE

[signature]
SIGNATURE OF ORGANIZER

Kent Y. Mouton
TYPE OR PRINT NAME OF ORGANIZER

LLC-1 (REV 04/2007) APPROVED BY SECRETARY OF STATE

Articles of Organization

200711110160

3009939

STATE OF CALIFORNIA

ARTICLES OF INCORPORATION

WITH STATEMENT OF CONVERSION

FILED

In the Office of the Secretary of State

of the State of California

JUL 31 2007

1. The name of this corporation is Kennedy Wilson Auction Group Inc.

2. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

3. The name and address in the State of California of this corporation’s initial agent for service of process is:

Kent Y. Mouton

15303 Ventura Blvd., Suite 1400

Sherman Oaks, California 91403

4. This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1,000 (one thousand).

5. The name of the converting California limited liability company is Kennedy Wilson Auction Group LLC. The limited liability company’s California Secretary of State file number is 200711110160. The principal terms of the plan of conversion were approved by a vote of the members, which equaled or exceeded the vote required under Section 17540.3. There is one class of members entitled to vote and the percentage vote required is a majority in interest of the members. The limited liability company is converting into a California stock corporation.

It is hereby declared that I am the person who executed this instrument, which execution is my act and deed on this 27th day of July 2007.

/s/ Richard “Rhett” Winchell

Richard “Rhett” Winchell,

Manager of Kennedy Wilson Auction Group, LLC

and Incorporator

3009939

STATE OF CALIFORNIA ARTICLES OF INCORPORATION WITH STATEMENT OF CONVERSION

FILED

In the Office of the Secretary of State

of the State of California

JUL 31 2007

1. The name of this corporation is Kennedy Wilson Auction Group Inc.

2. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

3. The name and address in the State of California of this corporation’s initial agent for service of process is:

Kent Y. Mouton

15303 Ventura Blvd., Suite 1400

Sherman Oaks, California 91403

4. This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1,000 (one thousand).

5. The name of the converting California limited liability company is Kennedy Wilson Auction Group LLC. The limited liability company’s

Articles of Organization

California Secretary of State file number is 200711110160. The principal terms of the plan of conversion were approved by a vote of the members, which equaled or exceeded the vote required under Section 17540.3. There is one class of members entitled to vote and the percentage vote required is a majority in interest of the members. The limited liability company is converting into a California stock corporation.

It is hereby declared that I am the person who executed this instrument, which execution is my act and deed on this 27th day of July 2007

/s/ Richard “Rhett” Winchell

Richard “Rhett” Winchell,

Manager of Kennedy Wilson Auction Group, LLC and Incorporator